                                                                   EXHIBIT 10.19

                         Addendum to NEIC Agreement for
                            Network Services between
                           ENVOY-NEIC and TXEN, Inc.



     The NEIC Network Services Agreement, effective July 14, 1995, as amended by that certain Addendum dated July 14, 1995 (collectively, the Agreement), by and between National Electronic Information Corporation (NEIC) and TXEN, Inc. (TXEN) is hereby amended as follows:

     1. The parties acknowledge that ENVOY Corporation, a Tennessee corporation (ENVOY), acquired all the outstanding capital stock of National Electronic Information Corporation (NEIC), thereby making NEIC a wholly-owned subsidiary of ENVOY. ENVOY hereby agrees to assume all rights, obligations and liabilities of NEIC, and TXEN (Customer) hereby consents to the assignment of the Agreement to ENVOY. For all purposes of the Agreement, the term NEIC shall be amended to be ENVOY-NEIC and the term NEIC Services shall be amended to be the ENVOY-NEIC Services.

     2. The Agreement is hereby amended to change the specified ENVOY-NEIC Services currently being used by Customer. Accordingly, the terms and conditions setting forth the NEIC Services in the Agreement are hereby superceded and replaced as of the Effective Date of this Addendum with the following:

     "ENVOY-NEIC Services" shall mean those transaction services selected below (and, if selected below, the ENVOY Product) to be performed by ENVOY from time to time for entities submitting the following transactions to the ENVOY Services ("Transactions"):

     (a) "Batch Transactions" shall mean the following:

            [ ] Hospital Claims         [ ] Electronic Remittance Advice (ERA)
            [ ] Dental Claims           [ ] Rosters
            [ ] Medical Claims          [ ] Encounters
            [ ] All Payer               [ ] Other______________

     (b) "Real-Time Transactions" shall mean the following categories of transmissions which are initiated, processed and a response returned to the initiating entity during the same telecommunications session:

            [X] Eligibility Verification  [ ] Credit Card and Check Guarantee
            [X] Referrals Services        [Certain Terms Governed by Separate
            [ ] Special Inquiry            Agreement]

         [X] Quick Claims/Encounters             [ ] Other__________________

     (c) Use of ENVOY Product:  [ ] ENline __________     By: [ ] Lease
                                                              [ ] Purchase
                                [ ] Other (specify)______ By: [ ] Lease
                                                              [ ] Purchase


     (d) Miscellaneous:         [ ] Patient Statements_________
                                [ ] Other (specify) __________


     The fees and terms relative to the ENVOY-NEIC Services selected above are restated and/or amended as set forth on Exhibit A hereto and, therefore, shall supercede and replace the previous financial terms set forth in the Agreement.

     3. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Addendum.

     4. Except as modified by this Addendum, the terms and conditions of the Agreement remain in full force and effect and this Addendum shall be deemed part of the Agreement. In the event a conflict between a provision of this Addendum and a provision of the Agreement, the provision of this Addendum shall govern.

AGREED TO AND ACCEPTED BY:

ENVOY CORPORATION                        TXEN, Inc.

By: /s/ Gregory T. Stevens               By: /s/ W. Sanders Pitman
    ---------------------------------        -----------------------------------

Title: VICE PRESIDENT-GENERAL COUNSEL    Title: VICE PRESIDENT & GENERAL MANAGER
      -------------------------------          ---------------------------------

Date:     10-10-97                       Date: 7-31-97
     --------------------------------          ---------------------------------



(Add a Service Addendum)

                                   Exhibit A

                  ENVOY SERVICES AGREEMENT FOR PAYER CUSTOMERS

                                      FEES


IMPLEMENTATION FEE

The Implementation Fee is payable by payer upon execution of Agreement.


     BATCH CLAIMS IMPLEMENTATION FEE                               as per existing contract
     REAL TIME IMPLEMENTATION FEE

     Per New TXEN Payer/Customer connected for eligibility         $ 3500
     Per New TXEN Payer/Customer connected for referrals           $ 3500
     Per New TXEN Payer/Customer connector for encounters          $ 3000

     If TXEN Payer's contract for development of two or more real time services at the same time, then a 15% discount off the fees outlined above will be in effect.

     Phoenix Medicaid and Mississippi Medicaid eligibility development fees are waived.

     Envoy will reduce the eligibility development fee for Healthchoice to $2,500 if Phoenix Medicaid Eligibility is developed concurrently with Healthchoice eligibility and Phoenix Medicaid Eligibility is live and in production within 60 days of the live and in production date of Healthchoice eligibility.


ANNUAL SERVICE FEE                                      as per existing contract

PER TRANSACTION FEES

   BATCH TRANSACTIONS

     HOSPITAL AND MEDICAL CLAIMS                        as per existing contract

     1. The standard fee for a hospital or medical claim is thirty-five cents. It is understood that this per claim fee shall apply only when the Payer fully performs the following special obligations:

          a. Payer shall utilize all Claim Status Check services as defined in the ENVOY Transaction Specifications.

          b. Payer shall submit to ENVOY annually in the format then designated by ENVOY a complete list of the names and locations of all providers of the Payer to assist ENVOY in jointly marketing the ENVOY Services.

          c. Payer shall fully utilize ERA services as described in the Transaction Specifications which shall be in conformity with the ANSI 835 standards for any and all hospital and medical claims.

     2. ENVOY shall have the right to charge Payer an additional ten cents for each hospital or medical claim in the event that Payer satisfies obligations (a) and (b) in Section 1 but fails to satisfy obligation
          (c); or Payer satisfies obligations (c) but fails to satisfy both obligations (a) and (b). Furthermore, ENVOY shall have the right to charge an additional twenty cents for each hospital or medical claim in the event that Payer fails to satisfy both (a) and (b) and also fails to satisfy (c).

DENTAL CLAIMS                                           as per existing contract

1. The standard fee for a dental claim is thirty cents. It is understood that this per claim fee shall apply only when Payer fully performs the following special obligations:

   a. Payer shall utilize all Claim Status Check services as defined in the ENVOY Transaction Specifications.
   b. Payer shall submit annually in the format then designated by ENVOY a complete list of the names and locations of all providers of the Payer to assist ENVOY in jointly marketing the ENVOY Services.

2. ENVOY shall have the right to charge Payer an additional ten cents for each dental claim in the event that Payer fails to satisfy both obligations (a) and (b) above; and ENVOY shall have the right to charge Payer an additional twenty cents for each dental claim in the event that Payer fails to satisfy either obligation (a) or (b) above.

ENCOUNTERS                                              as per existing contract

1. ENVOY shall reduce the per encounter fee set forth above by seven cents for all batch encounters in excess of 25,000 transmitted to payer through the ENVOY Services in a single month from a single submitter.

ROSTERS                                                 as per existing contract


REAL-TIME TRANSACTIONS

1.  Eligibility
    Commercial Eligibility                                 $ .20 per transaction
    Phoenix Medicaid or Mississippi Medicaid Eligibility   $ .20 per transaction

2.  Referral Submission                                    $ .25 per transaction

3.  Referral Inquiry                                       $ .25 per transaction

4.  Referral Verification/Authorization                    $ .25 per transaction

5.  Claims/Encounters                                      $ .25 per transaction

6.  Leased Line                                            $ passed through

The definition of terms appearing in the Agreement shall apply to such terms as used in this Exhibit.

By signing below, the parties agree to all of the terms and conditions set forth above.


---------------------------                            ENVOY CORPORATION
         (PAYER)

Name       W. Sanders Pitman                 Name       Gregory T. Stevens
          -----------------------                      ------------------------

Signature  /s/ W. Sanders Pitman             Signature  /s/ Gregory T. Stevens
          -----------------------                      ------------------------

Title      Vice President &                  Title      Vice President -
           General Manager                              General Counsel
          -----------------------                      ------------------------

Date      8/1/97                             Date      10/10/97
          -----------------------                      ------------------------

                      TXEN Service and Per Claim Fee Rider
                              to Agreement between
              National Electronic Information Corporation ("NEIC")
                  and TXEN, Inc. ("TXEN") regarding use of the
                        NEIC Services (the "Agreement")




     The Agreement is hereby amended effective immediately to set forth the following prices to be charged to TXEN:

     1. The Per Transaction Fees identified in Section 2.1 of the Agreement shall be 35 to 55 cents for each hospital or medical claim of a Customer of TXEN as set forth in Section 3 below and 30 to 45 cents for each dental claim of a Customer of TXEN depending upon compliance by such Customer with the performance obligations set forth in Section 2 below. Without regard to such compliance, the charges imposed by NEIC for each dental Encounter transaction received by TXEN shall be 30 cents and for each other Encounter transaction shall be 35 cents.

     2. The Per Transaction Fees for claims of a Customer with respect to each NEIC Service shall be determined based upon such Customer's compliance with the following performance obligations with respect to such Service:

          A. Category 1 obligations with respect to any and all medical, hospital and dental claims:

               (1) The applicable Customer shall accept all claims submitted through the NEIC Services to such Customer with the only exceptions being home health, vision, medicare secondary, and workers compensation claims.

               (2) The applicable Customer shall utilize all the NEIC Claim Status Check services as defined in the NEIC Transaction Specifications.

               (3) The applicable Customer shall furnish the following claim office education:

                    (a) Provide overall training for electronic claim transmissions to claim office personnel using NEIC supplied materials.

                    (b) Distribute a letter from an executive of such Customer's Group Health Department expressing such Customer's commitment to the use of the NEIC Services.

                    (c) Incorporate the use of the NEIC Services in such Customer's standard training program.

               (4) The applicable Customer shall provide the following support to assist NEIC in jointly marketing the NEIC Services:

                    (a) Submit to NEIC by June 1 of each year in the format then designated by NEIC a complete list of the names and locations of all providers of such Customer.

                   (b) Participate in and otherwise support at least one of NEIC's regional sales seminars.

                   (c) Provide reasonable assistance to the provider community regarding the use of the NEIC Services such as furnishing messages to providers with explanation of benefit statements supporting the use of electronic transmissions or furnishing other substantially similar promotional material to providers.

          B.    Category 2 obligations:

                (1) The applicable Customer shall fully utilize the NEIC ERA services as described in the System Specifications (which shall be in conformity with ANSI 835 standards) for any and all hospital and medical claims and such Customer shall implement a settlement message designed to enable monitoring of processing time requirements imposed by NEIC pursuant to this Rider with respect to any and all dental claims.

                (2) 90% of all claims not requiring audits, additional information or employer certification shall be processed by the applicable Customer within the number of working days of receipt from NEIC which NEIC shall designate as being required for a forthcoming calendar year, with such designation to be furnished to TXEN no later than 90 days prior to the commencement of the applicable calendar year. The designated number of working days for the 1994 calendar year is ten.

     3.   A.    NEIC shall charge TXEN with respect to hospital and medical claims of a Customer the following:

                (1) In the event that such Customer satisfies all of the Category 1 and Category 2 obligations set forth above for the applicable service, NEIC shall charge TXEN 35 cents for each claim of such Customer derived from such Service.

                (2) In the event that such Customer satisfies all of the Category 1 obligations or all of the Category 2 obligations set forth above for the applicable service, NEIC shall charge TXEN 45 cents for each claim of such Customer derived from such Service.

                (3) In the event that such Customer fails to satisfy any one or more of the Category 1 and any one or more of the Category 2 obligations set forth above for the applicable service, NEIC shall charge TXEN 55 cents for each claim of such Customer derived from such Service.

          B. NEIC shall charge TXEN with respect to dental claims of a Customer the following:

                (1) In the event that such Customer satisfies all of the Category 1 and Category 2 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 30 cents for each dental claim of such Customer.

                (2) In the event that such Customer fails to satisfy any one or more of the Category 1 obligations but satisfies all of the Category 2 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 35 cents for each dental claim of such Customer.

               (3) In the event that such Customer fails to satisfy any one or more of the Category 2 obligations but satisfies all of the Category 1 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 40 cents for each dental claim of such Customer.

               (4) In the event that such Customer fails to satisfy any one or more of the Category 1 and any one or more of the Category 2 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 45 cents for each dental claim of such Customer.

     4. TXEN hereby acknowledges and agrees that NEIC shall have the right to modify, add to or delete from any or all of the above-referenced Category 1 or Category 2 obligations effective as of July 1 of any year, provided NEIC advises TXEN of such modification, addition or deletion no later than October 1 of the preceding year.

     5. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Rider.

     7. Except as modified by this Rider, the terms and conditions of the Agreement remain in full force and effect and this Rider shall be deemed a part of the Agreement. In the event of a conflict between a provision of this Rider and a provision of the Agreement, the provision of this Rider shall govern.

   Rider Accepted:


TXEN, INC.                                     NATIONAL ELECTRONIC INFORMATION
                                                 CORPORATION


By: /s/ N. Grey Wood                 By: /s/ Richard P. Caliri
   ------------------------------       ------------------------------
Name: H. Grey Wood                   Name:  Richard P. Caliri
     ----------------------------         ----------------------------
Title:  VP & General Manager         Title:  President & CEO
      ---------------------------          ---------------------------
Date:  10/18/95                      Date:  11/2/95
     ----------------------------         ----------------------------

                      TXEN Service and Per Claim Fee Rider
                              to Agreement between
              National Electronic Information Corporation ("NEIC")
                  and TXEN, Inc. ("TXEN") regarding use of the
                        NEIC Services (the "Agreement")



          The Agreement is hereby amended effective immediately to set forth the following prices to be charged to TXEN:

     1. The Per Transaction Fees identified in Section 2.1 of the Agreement shall be 35 to 55 cents for each hospital or medical claim of a Customer of TXEN as set forth in Section 3 below and 30 to 45 cents for each dental claim of a Customer of TXEN depending upon compliance by such Customer with the performance obligations set forth in Section 2 below. Without regard to such compliance, the charges imposed by NEIC for each dental Encounter transaction received by TXEN shall be 30 cents and for each other Encounter transaction shall be 35 cents.

     2. The Per Transaction Fees for claims of a Customer with respect to each NEIC Service shall be determined based upon such Customer's compliance with the following performance obligations with respect to such Service:

          A. Category 1 obligations with respect to any and all medical, hospital and dental claims:

               (1) The applicable Customer shall accept all claims submitted through the NEIC Services to such Customer with the only exceptions being home health, vision, medicare secondary, and workers compensation claims.

               (2) The applicable Customer shall utilize all the NEIC Claim Status Check services as defined in the NEIC Transaction Specifications.

               (3) The applicable Customer shall furnish the following claim office education:

                    (a) Provide overall training for electronic claim transmissions to claim office personnel using NEIC supplied materials.

                    (b) Distribute a letter from an executive of such Customer's Group Health Department expressing such Customer's commitment to the use of the NEIC Services.

                    (c) Incorporate the use of the NEIC Services in such Customer's standard training program.

               (4) The applicable Customer shall provide the following support to assist NEIC in jointly marketing the NEIC Services:

                    (a) Submit to NEIC by June 1 of each year in the format then designated by NEIC a complete list of the names and locations of all providers of such Customer.

                    (b) Participate in and otherwise support at least one of NEIC's regional sales seminars.

                    (c) Provide reasonable assistance to the provider community regarding the use of the NEIC Services such as furnishing messages to providers with explanation of benefit statements supporting the use of electronic transmissions or furnishing other substantially similar promotional material to providers.

         B.    Category 2 obligations:

               (1) The applicable Customer shall fully utilize the NEIC ERA services as described in the System Specifications (which shall be in conformity with ANSI 835 standards) for any and all hospital and medical claims and such Customer shall implement a settlement message designed to enable monitoring of processing time requirements imposed by NEIC pursuant to this Rider with respect to any and all dental claims.

               (2) 90% of all claims not requiring audits, additional information or employer certification shall be processed by the applicable Customer within the number of working days of receipt from NEIC which NEIC shall designate as being required for a forthcoming calendar year, with such designation to be furnished to TXEN no later than 90 days prior to the commencement of the applicable calendar year. The designated number of working days for the 1994 calendar year is ten.

    3.   A.     NEIC shall charge TXEN with respect to hospital and medical claims of a Customer the following:

                (1) In the event that such Customer satisfies all of the Category 1 and Category 2 obligations set forth above for the applicable service, NEIC shall charge TXEN 35 cents for each claim of such Customer derived from such Service.

                (2) In the event that such Customer satisfies all of the Category 1 obligations or all of the Category 2 obligations set forth above for the applicable service, NEIC shall charge TXEN 45 cents for each claim of such Customer derived from such Service.

                (3) In the event that such Customer fails to satisfy any one or more of the Category 1 and any one or more of the Category 2 obligations set forth above for the applicable service, NEIC shall charge TXEN 55 cents for each claim of such Customer derived from such Service.

         B. NEIC shall charge TXEN with respect to dental claims of a Customer the following:

                (1) In the event that such Customer satisfies all of the Category 1 and Category 2 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 30 cents for each dental claim of such Customer.

                (2) In the event that such Customer fails to satisfy any one or more of the Category 1 obligations but satisfies all of the Category 2 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 35 cents for each dental claim of such Customer.

               (3) In the event that such Customer fails to satisfy any one or more of the Category 2 obligations but satisfies all of the Category 1 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 40 cents for each dental claim of such Customer.

               (4) In the event that such Customer fails to satisfy any one or more of the Category 1 and any one or more of the Category 2 obligations set forth above with respect to dental claims, NEIC shall charge TXEN 45 cents for each dental claim of such Customer.

     4. TXEN hereby acknowledges and agrees that NEIC shall have the right to modify, add to or delete from any or all of the above-referenced Category 1 or Category 2 obligations effective as of July 1 of any year, provided NEIC advises TXEN of such modification, addition or deletion no later than October 1 of the preceding year.

     5. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Rider.

     7. Except as modified by this Rider, the terms and conditions of the Agreement remain in full force and effect and this Rider shall be deemed a part of the Agreement. In the event of a conflict between a provision of this Rider and a provision of the Agreement, the provision of this Rider shall govern.

   Rider Accepted:

TXEN, INC.                               NATIONAL ELECTRONIC INFORMATION
                                          CORPORATION

By: /s/      H. Grey Hood                By:  /s/
   -----------------------------------       ----------------------------------

Name:          H. Grey Hood              Name:
     ----------------------------------         --------------------------------

Title: Vice President & General Manager  Title:
      ---------------------------------         -------------------------------

Date:           10/18/95                 Date:
     ----------------------------------         --------------------------------



                                       3                                  2/1/95

                                                         Richard P. Caliri
                                                         President
                                                         Chief Executive Officer


[NEIC letterhead]


June 13, 1995


Mr. Grey Wood
Vice President
TXEN, Inc.
10 Inverness Center Parkway, Suite 140
Birmingham, AL 35242

Dear Mr. Wood:

Thank you for electing to receive electronic claims from NEIC. In making this election, you join other leading companies who provide benefits for more than 110 million U.S. citizens.

Electronic data interchange (EDI) is changing the healthcare field for the better and will help you to increase significantly your ability to reduce administrative costs without sacrificing quality, choice or innovation.

Because we share your objectives, you can expect to receive the highest level of service and support from us. Your ideas and suggestions are not only welcome but encouraged, so please let us know how we can best meet your needs now and in the future.

We will be calling you shortly after you receive this letter to ensure that all the necessary documentation is in order and to discuss an implementation schedule. If you have any questions, please do not hesitate to call.

Sincerely,

/s/ Richard P. Caliri

Richard P. Caliri
President & CEO

Enclosure

                   TXEN Preferred Provider Organization Rider
                              to Agreement between
                  National Electronic Information Corporation
                  and TXEN regarding use of NEIC Services with
                 an effective date of 9/23/93 (the "Agreement")



          The Agreement is hereby amended with respect to the use of the NEIC Services in connection with claims of TXEN customers which are preferred provider organizations ("Participating PPO Customers") as follows:

     1. TXEN's rights with respect to the NEIC Services under the Agreement shall include the right:

        A. To submit and authorize Participating PPO Customers to submit to the NEIC Services claims received from the NEIC Services to commercial insurance carriers and other third party payors receiving claims from NEIC who have previously authorized NEIC to permit the submission to such entity of such claims by TXEN or the applicable Participating PPO Customer ("Authorizing Payors"); and

        B. To incorporate into the TXEN NEIC Product the facility to enable TXEN or its Participating PPO Customers to submit through the NEIC Services the claims of Participating PPO Customers to the applicable Authorizing Payors.

     2. The TXEN Service and Per Claim Fee Rider to the Agreement executed by the parties shall not apply to claims of Participating PPO Customers. Instead, the Per Claim Fee identified Section 2.1 of the Agreement shall be as follows:

        A. 25 cents for each claim of a Participating PPO Customer which is not returned by TXEN or such Customer for submission to an Authorizing Payor; and

        B. 15 cents for each claim of a Participating PPO Customer which is returned to NEIC by TXEN or such Customer for submission to an Authorizing Payor.

     3. In the event that TXEN submits claims through the NEIC Services to an Authorizing Payor, TXEN shall maintain the data transmitted through the NEIC Services for a period of 30 business days from the date of transmittal and shall retransmit any such data upon request from NEIC given during such 30-day period.

     4. As a condition to the rights granted TXEN pursuant to this Rider, TXEN shall require each of its Participating PPO Customers to comply with the following obligations with respect to their use of the NEIC Services:

        A. Each such Customer shall use the NEIC Services only through the version(s) of the TXEN NEIC Product then specified by TXEN for such purpose in accordance with the specifications and requirements of such Product and only at the physical site(s) owned or managed by or under the control of such Customer.

     B. Each such Customer shall maintain data transmitted through the NEIC Services to an Authorizing Payor for a period of 30 business days from the date of transmittal and will retransmit any such data upon request from NEIC given during such 30-day period.

     C. Each such Customer shall be required to cause 90% of all claims (not requiring audits, additional information or employer and primary care provider certification) which are to be transmitted by such Customer to an Authorizing Payor to be so transmitted within five business days after such Customer receives such claim from the NEIC Services.

     D. Each such Customer shall not use, disclose or reproduce any NEIC documents or materials furnished to it except as required for such Customer's use of the NEIC Services and each such Customer shall maintain on any copy of NEIC documents or materials made by it any copyright and trademark notices placed on the originals.

     E. Each such Customer shall not, nor authorize anyone else to, modify or attempt to modify any aspect of the NEIC Services or related documentation.

     F. No such Customer shall make any representations or warranties to any other entity with respect to the NEIC Services or make any reference to NEIC or the NEIC Services in any materials prepared or distributed by or on behalf of such Customer, without the prior written approval of NEIC.

     G. Each such Customer shall expressly acknowledge that (i) NEIC shall have the right, without any liability to such Customer, to, from time to time, suspend, revise, modify or update any part of the NEIC Services, (ii) NEIC shall have no responsibility for the performance of the TXEN NEIC Product and (iii) such Customer is looking to TXEN for all support required in connection with the TXEN NEIC Product and such Customer's use of the NEIC Services through such Product.

   5. Since NEIC is permitting Participating PPO Customers to directly use the HCIN Services without a direct contract with NEIC with respect to such direct use as is customarily required by NEIC, TXEN hereby agrees to be responsible for and shall indemnify and hold NEIC harmless from any and all losses, damage and expense (including legal fees and expenses) incurred by NEIC as a result of (i) the misuse by any Participating PPO Customer of the NEIC Services, (ii) the violation by any Participating PPO Customer of any of the obligations to be imposed upon such Customer by TXEN as set forth herein or
(iii) claims by any Participating PPO Customer of liability asserted against NEIC.

   6. Without limiting the right to terminate for cause, this Rider and all rights and obligations of the parties hereunder may be terminated by either party upon 180 days prior notice, without cause, with such termination having no effect on the continuation, or rights and obligations of the parties under, the Agreement.


                                                                         4/25/95

     7. Except as modified by this Rider, the terms and conditions of the Agreement remain in full force and effect and shall be applicable where relevant to each of the provisions of this Rider. In the event of any conflict between a provision of the Agreement and a provision of this Rider, the provision of this Rider shall govern.

     Rider Accepted:

TXEN, INC.                                   NATIONAL ELECTRONIC INFORMATION
                                                       CORPORATION


Name  Thomas L. Patterson                    Name  RICHARD P. CALIRI
      ---------------------------                ----------------------------

Signature /s/ Thomas L. Patterson            Signature /s/ Richard P. Caliri
          -----------------------                      ----------------------

Title  President                             Title  President & CEO
       --------------------------                   -------------------------

Date   5/17/95                               Date   6/14/95
       --------------------------                   -------------------------

              Addendum to Payor Network Services Agreement between
                  National Electronic Information Corporation
                                 and TXEN, Inc.


          The Payor Network Services Agreement ("Agreement") and accompanying TXEN Service and Per Claim Fee Rider ("Fee Rider") between National Electronic Information Corporation ("NEIC") and TXEN, Inc. ("TXEN") executed simultaneously with this Addendum is hereby amended as follows:

     1. In addition to the licenses granted pursuant to Section 1.1 of the Agreement, TXEN shall have the right to authorize its turnkey vendors to receive transactions from the NEIC Services through the TXEN NEIC Product, provided each such vendor uses the NEIC Services only through the version of the TXEN NEIC Product then specified by TXEN for such purpose in accordance with the specifications and requirements of such Product and only at the physical site(s) owned or managed by or under the control of such vendor. It is understood that each such vendor shall be considered a Customer for all purposes of this agreement, including the obligation of TXEN to pay the per transaction fees pursuant to Article 2 for the transactions received by such vendor from the NEIC Services as though such transactions had been received by TXEN.

     2. The following language is hereby added to the end of Section 2.3 of the Agreement: "TXEN may instead of accepting a fee increase pursuant to this Section, effect the termination of this agreement by notice of such termination given to NEIC no later than 30 days following the date of NEIC's notice of such increase, with the effective date of such termination to be the effective date of such increase. If TXEN does not give such termination notice, TXEN shall be deemed to have accepted such fee increase."

     3. The following sentence is hereby added to the end of Section 7.5 of the Agreement and Section 2B(2) of the Fee Rider: "For the purposes of this Section, the word 'processed' shall not mean paid."

     4. The Category 1 obligation imposed on TXEN to participate in all NEIC Claims Status Check services pursuant to Section 2.A(2) of the Fee Rider and the Category 2 obligation imposed on TXEN to utilize the NEIC ERA Services pursuant to Section 2.B(1) of the Fee Rider are each hereby postponed until 180 days after the Effective Date and, accordingly, until such time, NEIC shall not increase per claim fees imposed on TXEN for failure to meet either of such obligations.

     5. The definitions of terms appearing in the Agreement and Fee Rider shall apply to such terms as used in this Addendum.

     6. Except as modified by this Addendum, the terms and conditions of the Agreement and Fee Rider remain in full force and effect and this Addendum shall be deemed part of the Agreement and Fee Rider. In the event of a conflict between a provision of this Addendum and a provision of the Agreement or Fee Rider, the provision of this Addendum shall govern.

          Addendum Accepted:

TXEN, INC.                             NATIONAL ELECTRONIC INFORMATION
                                       CORPORATION

By: Thomas L. Patterson                By: Richard P. Caliri
    -------------------------              ----------------------------

/s/ Thomas L. Patterson                 /s/ Richard P. Caliri
    -------------------------               ---------------------------

Title: President                        Title: President & CEO
       ----------------------                  ------------------------
Date:  5/16/95                          Date: 6/14/95
       ----------------------                 -------------------------

                           NETWORK SERVICES AGREEMENT
                                    BETWEEN
              NATIONAL ELECTRONIC INFORMATION CORPORATION ("NEIC")
                                      AND
                              TXEN, INC. ("TXEN")

                            TXEN Authorization Page


AGREEMENT between NEIC with an address at 500 Plaza Drive, Secaucus, New Jersey 07094 and TXEN with an address at 10 Inverness Center Parkway, Suite 140, Birmingham, AL 35242.

                   Specific Terms, Conditions and Definitions

A. Effective Date for all purposes of this agreement shall mean ____________ or, if no date is stated, the date this document is signed by NEIC.

B.   NEIC Services

     For all purposes of this agreement, the term NEIC Services shall mean the services selected below as described in the NEIC Services Description Documentation and related documentation, and material:

          Services

[X] Hospital Claims Distribution          [ ] Dental Claims Distribution
    System ("HCDS")                           System ("DCDS")

[X] Medical Claims Distribution           [X] NEIC Healthcare Information
    System ("MCDS")                           Network(sm) ("HCIN")


C.   TXEN Contacts

     The personnel of TXEN to whom NEIC shall respond with respect to any matter relating to this agreement are as follows:

     (a) with respect to technical
           matters:                      (name) Jonna Ellis
                                               -----------------------
                                         (title) Programmer/Analyst
                                                ----------------------

     (b) with respect to business
           matters:                      (name) Grey Wood
                                               -----------------------
                                         (title) VP & General Manager
                                                ----------------------

By signing below, the parties agree to all of the terms and conditions set forth above and the General Terms and Conditions on the following printed pages and on any and all riders attached to this document.


TXEN, INC.                               NATIONAL ELECTRONIC INFORMATION
                                         CORPORATION

Name  Thomas L. Patterson                Name  Richard P. Caliri
    ------------------------------           -----------------------------
Signature /s/ Thomas L. Patterson        Signature /s/ Richard P. Caliri
        --------------------------                ------------------------
Title  President                         Title  President & CEO
     -----------------------------            ----------------------------
Date  5/16/95                            Date  6/14/95
    ------------------------------           -----------------------------

2.2.1  TXEN shall receive the discounts for per transaction fees set forth in
Section 2.2.2 below provided that TXEN satisfies each and every one of the following special obligations:

       A. TXEN shall accept, and the TXEN NEIC Product shall enable each of its Customers to accept, all claims submitted through the NEIC Services to TXEN with the only exceptions being Home Health, Vision, Medicare Secondary, and Workers Compensation claims.

       B. TXEN shall use, and the TXEN NEIC Product shall enable each Customer to use, all parts of NEIC's Claim Status Exception Report Services, i.e. unprocessed claim messages, request for additional information, and claims settlement and zero payment messages (at least Level 2 status) all as defined in the Transaction Specifications.

       C. TXEN shall participate in and otherwise support NEIC's regional sales seminars not to exceed three in any calendar year.

       D. The TXEN-NEIC Product shall enable each Customer to provide in the format designated by NEIC from time to time a complete list of the names and locations of all providers of such Customer. TXEN shall use its best efforts to cause each Customer to furnish such list to TXEN by June 1 of each year and TXEN shall promptly upon receipt furnish such lists of its Customers to NEIC.

       E. TXEN shall prepare training materials for TXEN Customers regarding the use of the TXEN-NEIC Product which materials shall include an NEIC supplied video. TXEN shall require each TXEN Customer to train its claim office personnel using such materials to enable such personnel to use the TXEN-NEIC Product properly so that TXEN can properly use the NEIC Services for the claims of such Customer.

2.2.2 Subject to compliance with Section 2.2.1 above as applicable, TXEN shall receive the following percentage discounts for per transaction fees determined pursuant to Section 2.1 and the Fee Rider:

       A.  18% for transactions priced between 50 cents and 59 cents;

       B.  17% for transactions priced between 40 cents and 49 cents;

       C.  16% for transactions priced between 30 cents and 39 cents; and

       D.  15% for transactions priced between 15 cents and 30 cents; and

       E. 10% (or such higher percentage agreed to by NEIC) for all transactions priced below 15 cents; and

       F. In addition to the above discounts, for every ten (10) Customers using the TXEN-NEIC Product for whom TXEN receives claims through the NEIC Services, TXEN shall receive an additional 2% discount on all per claim fees for as long as TXEN continues to receive claims through the NEIC Services for such Customers, provided that the maximum additional discount with respect to per claim fees under this Section 2.2.2F shall not exceed 5%.

2.2.3 TXEN hereby acknowledges that NEIC shall have the right to terminate the special pricing furnished under Section 2.2.2 immediately upon notice (i) in the event that TXEN fails in its performance of any of the obligations set forth in
Section 2.2.1 and does not correct such failure within fifteen (15) days of notice of such failure or (ii) with respect to transactions of a particular Customer, in the event that such Customer fails in its performance of any of the obligations set forth under Section 2.2.1 and does not correct such failure within fifteen (15) days of notice to TXEN of such failure. In the event of such termination, the applicable per transaction fees shall revert to the fees determined pursuant to Section 2.1 and the Fee Rider effective with all applicable transactions received by TXEN on and after the date of such termination.

2.3 All fees hereunder are subject to increase by NEIC once each calendar year during the term of this agreement, provided that NEIC gives 90 days prior notice to TXEN of any such adjustment and, provided further, that the fees then imposed on TXEN by NEIC shall remain subject to any applicable discounts set forth in Section 2.2.2.

2.4 Any technical support services requested in writing by TXEN which are not required to be performed by NEIC hereunder shall be subject to the availability of NEIC's technical staff and shall be billed at NEIC's then time and material rates plus out-of-pocket expenses.

                        PAYOR NETWORK SERVICES AGREEMENT
                                    BETWEEN
              NATIONAL ELECTRONIC INFORMATION CORPORATION ("NEIC")
                                      AND
                              TXEN, INC. ("TXEN")


                          GENERAL TERMS AND CONDITIONS

1. LICENSE

1.1 Subject to the terms and conditions of this agreement, NEIC grants to TXEN a non-exclusive and non-transferable right for the term of this agreement to:

     A. Use the NEIC Services selected in Item B of the TXEN Authorization Page of this agreement (hereinafter called the "Authorization Page") and accompanying documentation, and materials furnished by NEIC hereunder, including without limitation, those referenced in Section 3.1 below (all collectively hereinafter called the "NEIC Services") as required by TXEN to use the NEIC Services only in connection with transactions of entities which acquire the TXEN NEIC Product defined below (hereinafter called the "Customers") and only in accordance with the NEIC Transaction Specifications described in Section 3.1A below (hereinafter called the "Transaction Specifications"). This license is valid only for use by TXEN of the NEIC Services at one physical site owned or managed by or under the control of TXEN; and

     B. Use the Transaction Specifications and other documentation which NEIC may from time to time furnish to TXEN solely for the purpose of and to enable TXEN as part of its system (hereinafter called the "TXEN System") to develop and market software and other technology which incorporates the Transaction Specifications (hereinafter called the "TXEN NEIC Product") as part of the TXEN System such that its Customers can interact with TXEN to enable TXEN to use the NEIC Services for data of such Customers.

1.2 As part of this grant, TXEN shall have the right to copy the NEIC Materials, either in whole or in part, solely to provide backup and archive copies for use by TXEN and only for the purposes for which those Materials may be used under this agreement. TXEN shall not disclose any NEIC Materials to any Customer or other entity without NEIC's prior written consent. The term "NEIC Materials" for all purposes of this agreement shall mean all specifications, materials, forms and other documentation (including the documents referenced in Section 3.1 below) supplied to TXEN by NEIC hereunder.

1.3 No rights are granted to TXEN with respect to the NEIC Materials or the NEIC Services except as explicitly set forth in this agreement.

1.4 NEIC reserves the right from time to time in its sole discretion, without any liability to TXEN or its Customers, to suspend the use of, revise, modify or update any portion of the NEIC Materials or NEIC Services; provided, however, that NEIC shall use reasonable efforts to notify TXEN of any such event 90 days prior to its effective date and NEIC shall furnish TXEN with appropriate documentation in connection therewith with reasonable promptness.

2. FEES

2.1 Subject to any applicable discounts set forth in Section 2.2 below, TXEN shall pay to NEIC the per transaction fees as set forth in the attached TXEN Service and Per Claim Fee Rider (the "Fee Rider") for all transactions received by TXEN through the NEIC Services with respect to transactions of its Customers. The specific per transaction fee with respect to transactions of any particular Customer shall be determined pursuant to the Fee Rider based on the performance by such Customer of the obligations set forth in the Fee Rider. In the event that NEIC shall offer to recipients of claims from the NEIC Services (hereinafter called "Payors") lower prices based on satisfaction of performance requirements, which performance requirements TXEN, or where applicable TXEN's Customers then satisfy, such reduced prices shall be in effect with respect to the claims of the applicable TXEN Customers. NEIC shall invoice TXEN for per transaction charges on a monthly basis, with each such invoice identifying by Customer the fees applicable to transactions of such Customer.

2.5 Any new enhancements, modifications, features, modules or products that may from time to time be announced by NEIC with respect to the NEIC Services will be offered to TXEN to be used by TXEN and incorporated in the TXEN NEIC Product and if TXEN accepts such enhancements, features, modules or products, TXEN will be responsible for the charge, if any, imposed by NEIC therefor. If NEIC imposes no such charge, then TXEN shall use such change and incorporate such change in the TXEN NEIC Product.

2.6 TXEN shall be responsible for any state, local, and federal taxes (excluding any such taxes imposed on NEIC's income) applicable to any services or materials furnished by NEIC under this agreement, whether imposed now or later by the applicable authority, even if such imposition occurs after the termination of this agreement.

2.7 All charges hereunder will be due within 30 days of the date invoice therefor.

3.    NEIC DELIVERABLES AND IMPLEMENTATION

3.1   A.   NEIC has previously delivered to TXEN pursuant to a Non-Disclosure
Agreement one copy of the applicable Transaction Specifications, which TXEN acknowledges it has reviewed and has determined to be satisfactory for its needs as is.

      B. NEIC shall provide TXEN within ten (10) business days after the Effective Date the following:

           1. Identity of NEIC's project manager who will work with TXEN to develop an implementation plan and assist in the effectuation of such plan,

           2.   One copy of the NEIC Information Handbook (the "NEIC Handbook").

3.2 Commencing promptly after the Effective Date, TXEN and NEIC shall utilize their respective reasonable efforts to implement the NEIC Services for TXEN. The NEIC project manager will coordinate with TXEN's project manager to develop and agree upon the implementation plan and schedule which will include the projected date for commencement of the NEIC Services which shall be no later than ninety (90) business days following the Effective Date (the "Projected Live Date"). During this implementation phase, NEIC shall assist TXEN in implementing the NEIC Services, shall add TXEN to the NEIC system, and shall receive from and submit to TXEN test data. TXEN shall be responsible for all other aspects of implementation, and, until the Acceptance Date defined in
Section 3.3 below, shall utilize the NEIC Services solely for implementation and testing of such Services to determine acceptability.

3.3 TXEN shall give notice to NEIC no later than five (5) business days before the Projected Live Date, if TXEN determines that the NEIC Services are not acceptable because they do not conform to the description of services identified in Exhibit A attached hereto (the "System Specifications"). TXEN shall with such notice identify with specificity the discrepancies between the NEIC Services as delivered and the NEIC Services as described in the System Specifications. NEIC shall then have twenty (20) business days to correct such discrepancies and TXEN shall have an additional fifteen (15) business days following delivery of the corrected NEIC Services to evaluate the NEIC Services for acceptability. If TXEN still reasonably determines that such Services fail to conform to the System Specifications, TXEN shall give notice to NEIC of its decision not to accept such Services, shall treat this agreement as immediately terminated without any obligation imposed on TXEN to make any further payment for the NEIC Services and shall take all actions required under Section 10.3 below. Otherwise, neither party shall have any further obligation to the other except that both parties shall continue to be bound by the provisions relating to confidentiality hereunder. If TXEN fails to give notice to NEIC of a rejection of the NEIC Services by the fifth business day before the Projected Live Date, the NEIC Services shall be deemed accepted. The Projected Live Date or, where applicable, the date the NEIC Services are accepted by TXEN after a notice of discrepancy under this Section shall be deemed for all purposes of this agreement as the "Acceptance Date."

3.4 During the implementation phase, NEIC shall at its own expense provide to TXEN such technical support time as is reasonably required to bring TXEN to a live status ready to receive electronic transactions. In this connection, NEIC shall make available to TXEN sufficient NEIC host computer time for testing of such live status.

6.    TXEN GENERAL OBLIGATIONS

6.1 TXEN shall commence the acceptance of transmissions of all electronic transactions from NEIC for its Customers within five (5) business days of the Acceptance Date. TXEN shall thereafter accept the submission of such transactions through the NEIC Services no less often than every business day in accordance with the terms of this agreement.

6.2 TXEN shall not use, disclose, reproduce or exploit NEIC Materials except as required for the development of the TXEN NEIC Product and the use by TXEN of the NEIC Services and TXEN shall not in any event disclose any NEIC Materials to any TXEN Customer. TXEN agrees to protect all NEIC Materials in accordance with means which shall be no less protective than the means TXEN then uses to protect its own confidential information and TXEN shall not permit any claims, liens or encumbrances to be created against such Materials.

6.3 TXEN shall (i) notify NEIC immediately upon learning of any unauthorized possession, use or disclosure of any NEIC Materials, (ii) furnish to NEIC all details of such possession, use or disclosure as soon as TXEN learns of such and (iii) cooperate with NEIC (at NEIC's expense) in any claim or litigation against third parties that NEIC may determine to be appropriate to protect or enforce NEIC's rights respecting any NEIC Materials.

6.4 TXEN shall promptly report to NEIC any problems which come to its attention related to the NEIC Services, including a description of the circumstances surrounding their occurrence.

6.5 All materials used or prepared by or on behalf of TXEN that contain any reference to NEIC or any NEIC Services must be approved in writing by NEIC prior to release. In addition, TXEN shall preserve on all copies of NEIC Materials authorized by NEIC to be distributed by it or on its behalf with respect to any aspect of the NEIC Services all copyright or trademark notices placed by NEIC on the original of such Materials. Notwithstanding the foregoing, TXEN may reference NEIC and the NEIC Services in bids, proposals, marketing materials, descriptions of the TXEN NEIC Product and other similar documents without first obtaining NEIC's permission, provided that the text of any such reference shall have been previously approved in writing by NEIC.

6.6 TXEN shall not make or permit others to make or distribute copies of any aspect of the NEIC Services (including accompanying documentation) or any part thereof except as expressly authorized by this agreement. TXEN shall not, nor authorize anyone else to, modify or attempt to modify any aspect of the NEIC Services, or any accompanying documentation, without NEIC's prior written consent. Notwithstanding the foregoing, TXEN may make such copies of the documentation as are reasonably necessary solely to support its internal use of the NEIC Services.

6.7 NEIC shall have no responsibility for the acquisition, operation or maintenance of any hardware or software required by TXEN for its use of the NEIC Services or in connection with the incorporation of NEIC Materials in the TXEN NEIC Product. TXEN shall conform its systems, and revise the TXEN NEIC Product, to conform to any non-optional modification, feature or enhancement of the NEIC Services within the number of days (not less than 90) which NEIC shall designate in the notice regarding such change and shall promptly furnish to all Customers such revision of the TXEN NEIC Product.

6.8 All expenses of any nature incurred by TXEN or its Customers in connection with the use by TXEN of the NEIC Services or the use by any Customer of the TXEN NEIC Product (including the costs of any TXEN NEIC Product or Customer system modifications in connection with the NEIC Services) or satisfying their respective obligations under this agreement shall be the responsibility of TXEN or the applicable Customer.

6.9 TXEN shall reference the availability of the NEIC Services through the TXEN System in all advertising, promotion or marketing materials related to the use of the TXEN System for receipt of transactions.

6.10 TXEN shall receive and require its Customers to receive claims without group numbers and without unique identification for claim offices.

6.11 TXEN shall accept and shall require its Customers to accept the submission of transactions through the NEIC Services no less often than every business day in accordance with the terms of this agreement.

6.12 TXEN shall commence and shall cause its Customers to commence active operation of procedures relate to NEIC Claims Status Check(sm) (Level 1) within ninety (90) days following the Effective Date.

6.13 TXEN shall use the NEIC Services for transactions only in accordance with the procedures, data element standards, formats, codes, protocols and edits as are set forth in the then relevant NEIC Handbook and Transaction Specifications for such transactions.

6.14 TXEN shall make no representations or warranties to any other entity with respect to the NEIC Services which are inconsistent with the representations or warranties then provided by NEIC.

6.15 TXEN shall from time to time at NEIC's request furnish to NEIC information, materials and documentation which NEIC may reasonably request, including without limitation, copies of relevant materials and documentation relating to the TXEN NEIC Product, to confirm TXEN's compliance with its obligations hereunder.

6.16 TXEN shall designate and give notice to NEIC of the name, address and phone number of business and technical contact personnel who will work with NEIC on issues arising hereunder in place of such personnel identified in the Authorization Page promptly after such change arises.


7.    TXEN'S OBLIGATIONS WITH RESPECT TO CUSTOMERS

7.1 TXEN shall inform each and every one of its customers or prospective customers who have the capacity to use the TXEN System that a right to use the NEIC Services may be acquired through agreement with TXEN.

7.2 TXEN shall furnish to each Customer who receives or submits transactions through NEIC via TXEN all training and instruction with respect to the TXEN NEIC Product, including retraining, that may be necessary or appropriate, and all necessary information to enable assigned employees of such Customer to use the TXEN NEIC Product then in effect and to otherwise act, to enable the timely, complete and error free transmission by TXEN of such Customer's data through the NEIC Services. TXEN further agrees to provide all appropriate ongoing support to its Customers for such purposes.

7.3 TXEN shall cause the TXEN NEIC Product to be used only in connection with data derived by Customers via TXEN from the NEIC Services.

7.4 TXEN shall require each of its Customers to furnish NEIC on an annual basis as reasonably required by NEIC the names and locations of such Customer's high volume provider/submitters. Such information shall be provided by disk formatted in accordance with NEIC's then standard specifications. NEIC agrees that such information shall be maintained as confidential information pursuant to Section 11.2 below and shall not be used or disclosed by NEIC except for the purpose of enabling NEIC to perform its services hereunder or of marketing the use of the NEIC Services.

7.5 TXEN shall require each Customer to process 90% of all claims not requiring audits, additional information, or employer certification within 10 working days of being received from NEIC.

8.    REPRESENTATIONS AND WARRANTIES

8.1 NEIC represents and warrants that the NEIC Materials are reasonably complete and accurate for the purposes for which they are to be used hereunder and that the NEIC Services shall perform in a reasonable manner in accordance with the Transaction Specifications. In the event that a flaw in such Materials or Services inconsistent with this warranty is discovered, NEIC's sole responsibility shall be to use all reasonable efforts to correct such flaw in a timely manner.

8.2 The above warranty does not apply to any documentation which has been subjected to damage or misuse or to any claim resulting from changes in the operating characteristics of computer hardware or computer operating systems which are made after the release of the applicable NEIC Service or resulting from an event identified in Section 10.2C below.

9.   LIMITATION OF LIABILITY

9.1 NEIC'S ONLY WARRANTIES ARE THOSE SET FORTH IN ARTICLE 8 OF THIS AGREEMENT AND NEIC EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. IN NO EVENT SHALL NEIC BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES AND ANY CLAIM NOT PRESENTED WITHIN ONE YEAR SHALL BE DEEMED WAIVED. NEIC'S LIABILITY UNDER THIS AGREEMENT OR WITH RESPECT TO SERVICES PERFORMED OR MATERIALS FURNISHED HEREUNDER (WHETHER UNDER CONTRACT, TORT, OR ANY OTHER THEORY OF LAW) SHALL IN NO EVENT EXCEED THE AGGREGATE NON-REFUNDED AMOUNT PAID BY TXEN HEREUNDER DURING THE ONE YEAR PRECEDING TXEN'S CLAIM. THE FOREGOING LIMITATION OF LIABILITY REPRESENTS THE ALLOCATION OF RISK OF FAILURE BETWEEN THE PARTIES AS REFLECTED IN THE PRICING OF THE LICENSE HEREUNDER AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

9.2 Neither party will be responsible for delays or failures in performance resulting from acts or events beyond its control, including but not limited to, acts of nature, governmental actions, fire, labor difficulties or shortages, civil disturbances, transportation problems, interruptions of power, supply or communications or natural disasters, provided such party takes reasonable efforts to minimize the effect or such acts or events.

10.  TERM AND RIGHTS UPON TERMINATION

10.1 This agreement shall commence on the Effective Date and may be terminated by either party upon 180 days prior notice with or without cause.

10.2 Without limiting the foregoing, either party shall have the right to terminate this agreement upon notice that the other party has committed a material breach of its obligations under this agreement and has failed to cure such breach within 15 days of notice of such breach. NEIC shall have the further right to terminate this agreement effective immediately upon the occurrence of any of the following events:

     A. Upon notice by NEIC to TXEN that NEIC is no longer offering or providing support for the NEIC Services;

     B. In the event that TXEN fails to pay when due any charges due NEIC under this agreement; or

     C. In the event TXEN fails to use the latest release of the NEIC Services or fails to revise the TXEN NEIC Product to accommodate changes in the NEIC Services.

NEIC shall give reasonable advance notice to TXEN when feasible if NEIC determines that it will cease offering or providing support for the NEIC Services in the future.

10.3 Upon termination of this agreement for any reason, TXEN shall promptly cease all use of the NEIC Services and all marketing of, sale and use by Customers of the TXEN NEIC Product unless such Product has been modified to eliminate all components of the NEIC Materials therefrom the TXEN informs all Customers of such elimination. In addition, at TXEN's expense, TXEN shall return to NEIC all NEIC Materials (and all copies thereof).

11.  GENERAL

11.1 Each party shall comply with any applicable law or industry practice and shall secure any authorization required by applicable law, industry practice or otherwise in connection with the aspect of the transaction submission process for which it is responsible under this agreement.

11.2 Supplementing Sections 5.1, 6.2 and 6.3 above, each party shall retain in confidence the terms of this agreement and any and all confidential or proprietary information regarding the NEIC Services or the other party transmitted by the other party which is marked "Confidential" (all of which are hereinafter called "Information"). Each party shall make no use of Information except pursuant to the terms of this agreement. Information shall be protected by each party in a manner which shall be no less protective than the manner such party then uses to protect its own confidential information, and such Information shall not be disclosed to any person other than one for whom such knowledge is essential for the purposes of this agreement, and then only to the degree such disclosure is so essential and only if the recipient expressly agrees to be bound by the confidentiality provisions of this Section 11.2. This provision shall survive the termination or expiration of this agreement.

11.3 The parties shall act as independent contractors hereunder, and this agreement does not constitute either party as the agent or partner of the other party.

11.4 Notices required hereunder will be in writing signed by an officer of the notifying party and delivered personally or by overnight courier service or sent by registered or certified mail, charges prepaid, to the address noted on the Authorization Page (or to such other address as the recipient may designate by notice), and will be deemed given when so delivered or four days after the date of mailing, whichever occurs first.

11.5 This agreement and the rights and obligations hereunder may not be assigned or sublicensed by either party, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

11.6 No representations have been made to induce either party to enter into this agreement except for the representations explicitly stated in this agreement. This agreement supersedes all prior or contemporaneous agreements or expressions of intent or understanding and is the entire agreement between the parties with respect to its subject matter.

11.7 All terms, conditions or provisions which may appear on any purchase or sales order or invoice issued pursuant to this agreement shall, to the extent inconsistent with the terms and conditions of this agreement, be of no force or effect, notwithstanding the fact that such order or invoice may have been executed subsequent to the date of this agreement. Standard terms of any such order or invoice shall have no force or effect.

11.8 In the event of a breach or any provision of this agreement by either party, the other party, in addition to any other remedy it may have, shall be entitled to recover reasonable attorneys fees and expenses incurred as a result of such breach.

11.9 No provision of this agreement may be waived, except by a writing signed by an executive officer of the party charged with such waiver and any such waiver shall be limited to the terms of such writing.

11.10 This agreement may not be changed or terminated (other than as expressly set forth in this agreement) except by a writing signed by an authorized officer of NEIC and by an authorized officer of TXEN.

11.11 This agreement is governed by the laws of the State of New Jersey, without regard to the conflicts of law principles of that State, and the parties hereby consent to the jurisdiction of that State as the exclusive forum for litigating any dispute arising out of this agreement or out of its subject matter.

                        NEIC NETWORKED PARTNER AGREEMENT
                           FOR CLEARINGHOUSE SERVICES




AGREEMENT between National Electronic Information Corporation with an address at 500 Plaza Drive, Secaucus, New Jersey 07094 (hereinafter called "NEIC") and NICHOLS SELECT with an address at 1801 First Ave. South, Birmingham, Al 35233 (hereinafter called "Vendor").

A.   DEFINITIONS AND FEES
     --------------------

1. Effective Date for all purposes of this agreement shall mean _____________ _______________ or, if no date is stated, the date this document is signed by NEIC.

2.   NEIC Services

     For all purposes of this agreement, the term NEIC Services shall mean those services selected below as described in the NEIC Service Description Documentation for such Services identified in Section B.3.1 ("Service Documentation") and related documentation and materials in connection with transactions submitted to entities which pay NEIC's standard fees to receive transactions from the NEIC Services ("NEIC Standard Payors") or to entities which pay NEIC reduced fees to receive transactions from the NEIC Services ("NEIC Pass Through Payors") as each category is identified from time to time in the NEIC Transaction Specifications ("Transaction Specifications") then in effect, which NEIC Standard Payors and NEIC Pass Through Payors are hereinafter called NEIC Participating Payors:

     A.   BATCH:              [x] Medical Claims       [ ] Rosters
                              [ ] Hospital Claims      [ ] Encounters
                              [ ] Dental Claims        [ ] Other

     B.   ON-LINE             [ ] Eligibility          [ ] Utilization Management
                              [ ] Other

     C.   OTHER:              [x] All Payor Services for transactions with payors
                                  which are not NEIC Participating Payors -
                                  Terms and Fees Governed by Separate Rider

                              [x] Electronic Remittance Advice ("ERA") - Terms
                                  and Fees Governed by Separate Rider

                              [ ] NEIC ACU-CLAIM* Software - Terms and Fees
                                  Governed by Separate Rider

3.   Annual Service Fees:     First Year $3,600
                              Subsequent Year     [x] $3,600      [ ] $5,000

4.   Changes in Services and Fees

     The services and fees set forth above may be changed from time to time by a writing signed by both parties without otherwise changing any of the terms or conditions of this agreement, except as may be stated in such writing.

4.2 NEIC shall offer to Vendor participation in the following special NEIC Networked Vendor Support Programs as described in and subject to the terms and conditions of the Networked Vendor Program Document then in effect:

    a. National advertising;

    b. Availability on request of NEIC developed marketing materials;

    c. Account management and sales support;

    d. Participation in applicable NEIC sponsored seminars;

    e. Referral to Vendor of sales leads for the NEIC Services in Vendor's applicable geographic territory which are received by NEIC through unsolicited telephone calls or in response to NEIC general advertising; and

    f. 25% discount on admission fees charged at any NEIC sponsored conferences for two participants.

4.3 If Vendor qualifies as a Gold Level Networked Vendor for one or more claim types, NEIC shall offer to Vendor in addition to the Programs identified in Section B.4.2 the following additional programs as described in and subject to the terms and conditions of the Networked Vendor Program Document then in effect:

    a. Participation in NEIC promotional programs for the applicable claim type(s) such as incentive programs, direct mail and trade show support;

    b. Participation in NEIC regional advertising for the applicable claim type(s);

    c. Additional copies of NEIC marketing material; and

    d. An additional 25% discount (totaling 50% discount) on admission fees charged at any NEIC sponsored conferences for two participants.

4.4 If Vendor qualifies as a Platinum Level Networked Vendor for one or more claim types, in addition to the Programs identified in Sections B.4.2 and B.4.3, Vendor shall participate in the following additional programs as described in and subject to the terms and conditions of the Networked Vendor Program Document then in effect:

    a. Telemining support for the applicable claim type(s);

    b. Free attendance for two participants at any NEIC sponsored conferences in lieu of the discounts referenced in Section B.4.2.f and B.4.3.d; and

    c. Additional copies of NEIC marketing materials.

5.  NEIC Financial Support for Networked Vendors

5.1 NEIC shall pay to Vendor the following amounts for each claim submitted by Vendor to the NEIC Services and accepted by the NEIC Services in any calendar month, which claim is to be submitted by the NEIC Services to an NEIC Standard Payor (a "Qualifying Claim") above the thresholds per claim type (i.e. hospital, medical or dental) identified below:

    a. If Vendor qualifies as a Silver Level Networked Vendor, NEIC shall pay 3 cents for each such Qualifying Claim above 10,000 Qualifying Claims of such claim type submitted and accepted during such month;

    b. If Vendor qualifies as a Gold Level Networked Vendor, NEIC shall pay 5 cents for each such medical or hospital Qualifying Claim and 3 cents for each such dental Qualifying Claim above 10,000 Qualifying Claims of the applicable claim type submitted and accepted during such month; and

    c. If Vendor qualifies as a Platinum Level Networked Vendor, NEIC shall pay 5 cents for each such medical or hospital Qualifying Claim and 3 cents for each such dental Qualifying Claim with respect to Qualifying Claims in excess of 10,000 Qualifying Claims of the applicable claim type but less than 25,001 Qualifying Claims of such claim type submitted and accepted during such month and 7.5 cents for each such medical or hospital Qualifying Claim and 5 cents for each such dental Qualifying Claim in excess of 25,000 Qualifying Claims of the applicable claim type submitted and accepted in such month.

5.2 If Vendor is submitting more than 25,000 Qualifying Claims in any calendar month of a particular claim type, NEIC shall pay Vendor the amount due Vendor pursuant to Section B.5.1 with respect to Qualifying Claims of such month within 35 days following the end of such month. Otherwise, NEIC shall pay Vendor the amount due Vendor pursuant to Section B.5.1 with respect to Qualifying Claims of such month at the later of the date Vendor is to receive a payment from NEIC pursuant to the prior sentence of this Section B.5.2 or within 35 days following the end of that calendar quarter. Each payment made pursuant to this Section
B.5.2 shall be accompanied by a report identifying the Qualifying Claims on which such payment is based.

6.  Vendor Acknowledgments and Authorizations

6.1 Vendor acknowledges that it has reviewed the Service Documentation, has determined it to be satisfactory for its needs as is and accepts the current performance of the NEIC Services as described in said Documentation.

6.2 Vendor acknowledges that (i) the NEIC Services will reject any transaction which fails to satisfy NEIC's then current standard edits published in NEIC's then relevant Transaction Specifications for such transaction; and (ii) NEIC Participating Payors have the right to reject or pend any transaction that fails to meet administration criteria then ordinarily employed by such Payor for such transaction.

6.3 Vendor acknowledges that all programs, specifications, materials and forms (including any training materials, the NEIC Handbook and the Transaction Specifications) supplied to Vendor by NEIC hereunder (hereinafter called "NEIC Materials") are proprietary to NEIC, shall be subject to the protections of Section B.14.2 and that NEIC retains all rights to and ownership of such Materials.

6.4 Vendor hereby authorizes NEIC to use Vendor's name in any and all promotion, marketing or advertising which NEIC will be utilizing for any of the NEIC Services.

7.   VENDOR GENERAL OBLIGATIONS

7.1 Vendor shall not use, disclose, reproduce or exploit NEIC Materials except as required for the use of the NEIC Services for itself or its Customers, Vendor shall not disclose specifications to any Customer or other entity, and Vendor shall not make or reproduce excerpts of any NEIC Materials. Vendor further agrees to protect all NEIC Materials in accordance with means which shall be no less protective than the means Vendor then uses to protect its own confidential information and Vendor shall not permit any claims, liens or encumbrances to be created against such Materials. Vendor shall also cooperate with NEIC (at NEIC's expense) in any claim or litigation against third parties that NEIC may determine to be appropriate to protect or enforce NEIC's rights respecting any NEIC Materials or Services.

7.2 Vendor shall use the NEIC Services only in accordance with the procedures, data element standards, formats, codes, protocols and edits set forth in the then relevant Transaction Specifications for the applicable transactions and only to entities specifically identified by NEIC for such purpose in writing or electronically. Vendor shall also maintain data transmitted through the NEIC Services for a period of 30 days from the date of transmittal and retransmit any such data upon request from NEIC given during such 30-day period.

7.3 Vendor shall promptly report to NEIC any performance problems related to the NEIC Services including a description of the circumstances surrounding their occurrence.

7.4 All materials prepared by or on behalf of Vendor that contain any reference to NEIC or any NEIC Services must be approved in writing by NEIC prior to release. In addition, Vendor shall preserve on all copies of NEIC Materials prepared by it or on its behalf with respect to any aspect of the NEIC Services all copyright or trademark notices placed by NEIC on the original of such Materials.

7.5 Vendor shall be solely responsible for acquiring, operating and maintaining the hardware and software required for its use of the NEIC Services. Vendor shall conform to changes in the Transaction Specifications resulting from any non-optional change, feature, enhancement or module of the NEIC Services furnished without charge by NEIC in or to the NEIC Services within the number of days (not less than 90) which NEIC shall designate in the notice regarding such change. All expenses of any nature incurred by Vendor in connection with its use of the NEIC Services or satisfying its obligations under this agreement, including costs of any systems modifications and enhancements necessary for implementing Vendor's interface with or use of the NEIC Services shall be the responsibility of Vendor.

7.6 Vendor agrees to an NEIC Services rejected transaction rate of 2% or less with respect to all transactions within 90 days after Vendor begins to submit transactions through NEIC. A rejected transaction for this purpose shall mean a transaction which fails to be transmitted through the NEIC Services as a result of a failure to comply with the requirements of Section B.7.2. NEIC service personnel shall provide reasonable assistance to Vendor personnel to identify the reasons for transaction rejection and actions that will remedy the problem and Vendor shall use its best efforts to take such actions. If within 30 days following NEIC's notice to Vendor of its excessive rejected transaction rate such transaction rate is not brought to 2% or less, NEIC shall have the right to charge Vendor thereafter a fee of 25 cents for each rejected transaction in excess of 2% in any month.

7.7 Vendor shall submit transactions to NEIC within 24 hours of receipt thereof. Alternatively, Vendor may inform its Customers in writing that the submission interval is less frequent than daily, and provide a copy of such communication to NEIC.

7.8 Vendor shall reference NEIC in all applicable advertising, promotion or marketing material and contracts related to Vendor's transaction submission service. A special NEIC logo will be provided to Vendor for its use (subject to requirements for use of such logo then set forth in the Networked Vendor Program Document) in advertising, promotion or marketing materials once NEIC receives 1000 transactions successfully transmitted by Vendor's Customers.

7.9 Vendor's system and services shall enable all of its Customers to use all of the NEIC Services including the capacity to receive all reports furnished by such Services.

7.10 Vendor shall submit to the NEIC Services all electronic media transactions handled by Vendor in the course of its business that are to be sent to NEIC Participating Payors. Furthermore, Vendor shall not market or contract for direct transmission of electronic transactions to or with any entity which is capable of becoming an NEIC Participating Payor unless Vendor first gives NEIC notice thereof and, if NEIC within 20 days of Vendor's notice advises Vendor in writing that NEIC wishes to contract with such entity, Vendor shall give NEIC 90 days from the date of Vendor's notice to effect a contract with such entity to become an NEIC Participating Payor before Vendor markets to or contracts with such entity for direct transmission of electronic transactions.

7.11 Vendor shall make no representations or warranties to any other entity with respect to the NEIC Services which are inconsistent with the representations or warranties provided by NEIC hereunder.

8.   VENDOR'S OBLIGATIONS WITH RESPECT TO CUSTOMERS

8.1 Vendor shall inform each and every one of its Customers or prospective Customers that a right to submit transactions through the NEIC Services may be acquired through agreement with Vendor.

8.2 Vendor shall furnish to each Customer whose transactions are or may be submitted through the NEIC Services all training and instruction, including retraining and all necessary information, that may be necessary or appropriate to enable assigned employees of such Customer to act to cause the timely, complete and error-free submission of such transactions through the NEIC Services in accordance with the then applicable NEIC technical and edit requirements for such submissions. Vendor further agrees to provide all appropriate ongoing support to its Customers for the use of the NEIC Services, including instructions and training on how to retrieve and interpret the NEIC output reports.

8.3 Vendor shall inform each Customer wishing to have its transactions submitted through the NEIC Services that (i) NEIC will reject any transaction which fails to satisfy NEIC's then current technical and edit requirements for such transaction, and (ii) NEIC Participating Payors have the right to reject or pend any transactions that fail to meet administration criteria ordinarily employed by such Payor for such transaction.

8.4 Vendor shall require each Customer to comply with any then applicable law or industry practice and to secure any authorizations then required by applicable law, industry practice or otherwise in connection with its transaction submission process, and to maintain transaction data transmitted through NEIC and afford NEIC Participating Payors access thereto in accordance with the procedures then required by applicable law or industry practice.

8.5 Vendor hereby acknowledges and agrees that none of its Customers shall directly use the NEIC Services or be given access to any NEIC Materials, without NEIC's prior written consent.

8.6 Vendor shall distribute NEIC's output reports to its Customers within one business day of Vendor's receipt of such reports from NEIC. Alternatively, Vendor may inform its Customers in writing that the distribution interval will be less frequent than daily, and provide a copy of such communication to NEIC.

8.7 Vendor shall fully support claims status messaging, NEIC's Network News, and all relevant provider reports as specified in the then applicable Transaction Specifications.

              NEIC MEDICAL CLAIMS ALL PAYOR NETWORK SERVICES RIDER
                  TO VENDOR PARTICIPATION AGREEMENT REGARDING
              VENDOR'S USE OF THE NEIC SERVICES (THE "AGREEMENT")


     The Agreement is hereby amended to enable Vendor to use the NEIC Medical Claims All Payor Network Services effective on the date of the last signature to this Rider (the "Effective Date") on the following terms and conditions:

     1. Vendor hereby elects to participate in the NEIC Medical Claims All Payor Network Services pursuant to which:

          A. Vendor shall have the right to submit electronic medical claims to the NEIC Transaction Services (through any format then used by Vendor for such claims) for delivery to entities who are not electronically connected to NEIC, which claims NEIC shall cause to be printed to paper and delivered to such entities ("Print to Paper Claims");

          B. Vendor shall have the right to submit electronic medical claims to the NEIC Transaction Services (through any format then used by Vendor for such claims) for delivery to entities who are electronically connected to NEIC either directly or indirectly but which do not pay NEIC to receive such claims ("Non-Participating Payors"). NEIC shall from time to time furnish to Vendor a list of the then Non-Participating Payors. Attached to this Addendum is the current list of the Non-Participating Payors. Vendor's right under this Section 1B shall be conditioned upon Vendor executing any and all documents and complying with any and all applicable procedures, rules and regulations which the Non-Participating Payor may require for delivery by NEIC to its system of Vendor's medical claims; and

          C. Vendor shall have the right to submit electronic medical claims to the NEIC Transaction Services through the format set forth in the applicable NEIC Transaction Specifications (the "NEIC Format") for delivery to entities who are electronically connected to NEIC either directly or indirectly and which pay NEIC to receive such claims ("Participating Payors").

     2. Vendor shall pay NEIC for medical claims submitted by Vendor to the NEIC Medical Claims All Payor Network Services the following per claim fees:

          A. There is no per claim charge imposed on Vendor for medical claims submitted by Vendor in the NEIC Format to the NEIC Transaction Services for delivery to Participating Payors.

          B. Vendor shall pay forty nine (49) cents for each Print to Paper Claim submitted by Vendor; and

          C. Vendor shall pay twenty two (22) cents for each medical claim submitted by Vendor for delivery to a Non-Participating Payor.

The charge set forth in Section 2C above shall be applicable to medical claims sent to Non-Participating Payors in lieu of any conflicting charge set forth in the Agreement with respect to Medicare claims.

     3. The claim charges set forth in Section 2 above shall be invoiced by NEIC on a monthly basis. Accompanying each such invoice shall be a report identifying the number of claims on which such invoice is based.

     4. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Rider.

     5. Except as modified by this Rider, the terms and conditions of the Agreement remain in full force and effect and shall be applicable to the NEIC Medical Claims All Payor Network Services set forth herein and this Rider shall be deemed part of the Agreement. In the event of a conflict between a provision of this Rider and a provision of the Agreement, the provision of this Rider shall govern.


     Rider Accepted:


         Nichols Select
    ------------------------      NATIONAL ELECTRONIC INFORMATION
            [VENDOR]                        CORPORATION


     Name   John R. Gray                     Name
          --------------------------              --------------------------
Signature  /s/ John R. Gray             Signature
          --------------------------              --------------------------
    Title   V.P. Network Services           Title
          --------------------------              --------------------------
     Date  2-18-1997                         Date
          --------------------------              --------------------------

                      NEIC ERA SERVICES RIDER TO AGREEMENT
                   BETWEEN NEIC AND VENDOR REGARDING VENDOR'S
                   USE OF THE NEIC SERVICES (THE "AGREEMENT")

     The Agreement is hereby amended to enable Vendor to use the NEIC ERA Services as described in the NEIC Transaction Specifications for ERA Services effective on the date of the last signature to this Rider (the "Execution Date") on the following terms and conditions:

     1. Vendor hereby elects to participate in the NEIC ERA Services pursuant to which Vendor shall have the right to receive electronic remittance advice ("ERA") transactions (pursuant to the NEIC ERA Services through the format and in accordance with the specifications then set forth in the applicable NEIC Transaction Specifications for NEIC ERA Services) in connection with (i) claims which were not delivered through the NEIC Services ("Non-NEIC Claims"), (ii) claims which were delivered electronically by the NEIC Services to an entity identified on NEIC's then current list of Non-Participating Payors (provided to Vendor from time to time) which are entities who do not pay NEIC to receive such claims ("Non-Participating Payor Claims") and (iii) claims which were delivered electronically by the NEIC Services to an entity not identified as a Non-Participating Payor ("Participating Payor Claims").

     2. Vendor shall pay NEIC 10 cents for each Participating Payor Claim, 20 cents for each Non-Participating Payor Claim and 20 cents for each Non-NEIC Claim covered by an ERA transaction.

     3. The claim charges set forth in Section 2 above shall be invoiced by NEIC on a monthly basis. Accompanying each such invoice shall be a report identifying the number of claims on which such invoice is based.

     4. Notwithstanding the foregoing, in the event that the total charges imposed on Vendor hereunder for Vendor's use of the NEIC ERA Services in any month following the first three full calendar months of Vendor's use of such Services is less than $50, in lieu of such charges, NEIC shall invoice Vendor and Vendor shall pay $50 for its use of such Services in such month.

     5. The definitions of terms appearing in the Agreement shall apply to such terms as used in this Rider.

     6. Except as modified by this Rider, the terms and conditions of the Agreement remain in full force and effect and shall be applicable to the NEIC ERA Services set forth herein and this Rider shall be deemed part of the Agreement. In the event of a conflict between a provision of this Rider and a provision of the Agreement, the provision of this Rider shall govern.

     Rider Accepted:




          Nichols Select

----------------------------------           NATIONAL ELECTRONIC
             [VENDOR]                      INFORMATION CORPORATION



     Name       John R. Gray             Name
          ------------------------            -------------------------

Signature     /s/ John R. Gray      Signature
          ------------------------            -------------------------

    Title   V.P. Network Systems        Title
          ------------------------            -------------------------

     Date        2-18-1997               Date
          ------------------------            -------------------------